Exhibit 10.55(a)

LEVI STRAUSS & CO.

LEVI STRAUSS FINANCE CENTER CORPORATION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 13, 2004 and entered into by and among Levi Strauss & Co., a Delaware corporation ( “LS&Co”), Levi Strauss Financial Center Corporation, a Delaware corporation (“LSFCC” and, together with LS&Co, the “Borrowers”), the financial institutions listed on the signature pages hereof (the “Lenders”), and Bank of America, N.A., as agent for the Lenders (the “Agent”), and, for purposes of Section 5 hereof, the Loan Parties other than the Borrowers listed on the signature pages hereof (the “Subsidiary Parties”), and is made with reference to that certain Credit Agreement dated as of September 29, 2003, as amended by that First Amendment to Credit Agreement dated as of September 30, 2003, that Second Amendment to Credit Agreement dated as of October 14, 2003 and that Third Amendment to Credit Agreement and Limited Waiver dated as of March 18, 2004 (the “Credit Agreement”), by and among the parties thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, LS&Co has proposed to sell its Dockers® and Slates® business worldwide (including, without limitation, all Dockers® and Slates® receivables, inventory and intangible assets (including Dockers® IP Rights and Slates® IP Rights)) (the “Transaction”) and has requested that the Majority Lenders agree to amend certain covenants contained in Article 7 of the Credit Agreement to permit the Transaction and to amend certain other provisions of the Credit Agreement, in each case as provided herein.

WHEREAS, the Majority Lenders are, on the terms and conditions stated below, willing to grant the request of LS&Co and LS&Co and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3.1 of this Amendment, hereby amended as follows:

(a) Section 1.3(a) of the Credit Agreement is amended by inserting immediately after the term “Existing Letter of Credit” the following:

“and any Cash Collateralized Letter of Credit”

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(b) Section 1.3(b) of the Credit Agreement is amended by (i) deleting the word “or” at the end of Section 1.3(b)(ii) and (ii) adding the following immediately before the period at the end of Section 1.3(b)(iii):

“; or (iv) in the case of any Cash Collateralized Letter of Credit (A) the sum of the maximum face amount of the requested Cash Collateralized Letter of Credit plus the aggregate undrawn amount of all outstanding Cash Collateralized Letters of Credit plus, without duplication, the aggregate unpaid reimbursement obligations with respect to all Cash Collateralized Letters of Credit, is greater than (B) the aggregate amount of cash and Cash Equivalents held at such time in the Cash Collateralized Letter of Credit Account”

(c) Section 1.3(c)(1) of the Credit Agreement is amended by (i) deleting the word “and” in the parenthetical in such Section and (ii) adding the following immediately before the end of such parenthetical:

“and whether the Letter of Credit to be issued is a Cash Collateralized Letter of Credit”

(d) Section 1.3(g)(1) of the Credit Agreement is amended by inserting immediately before the period at the end of the first sentence thereof the following:

“, less the aggregate amount of cash and Cash Equivalents held on such date in the Cash Collateralized Letter of Credit Account”

(e) Section 1.3 of the Credit Agreement is further amended by inserting the following as new Section 1.3(h):

“(h) Authorization to Apply Proceeds from Cash Collateralized Letter of Credit Account to Obligations Relating to Cash Collateralized Letters of Credit. The Borrowers hereby authorize the Agent (without obligation) to apply any amount in the Cash Collateralized Letter of Credit Account to pay (or reimburse any payment of) any drawing on a Cash Collateralized Letter of Credit.”

(f) Section 2.6 of the Credit Agreement is amended to read in full as follows:

“2.6 Letter of Credit Fee. The Borrowers agree to pay:

(a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares (i) for each Letter of Credit (excluding Cash Collateralized Letters of Credit), a fee (the “Letter of Credit Fee”) equal to two and three quarters percent (2.75%) per annum and (ii) for each Cash Collateralized Letter of Credit, a fee (the “Cash Collateralized Letter of Credit Fee”) equal to one and one quarter percent (1.25%) per annum;

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(b) to the Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit; and

(c) to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to the Letter of Credit Issuer.

The Letter of Credit Fee and the Cash Collateralized Letter of Credit Fee, as applicable, shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee and the Cash Collateralized Letter of Credit Fee each shall be computed on the basis of a 360-day year for the actual number of days elapsed.”

(g) Section 3.7 of the Credit Agreement is amended by amending clause “sixth” in the second sentence thereof to read in full as follows:

“sixth, to pay an amount to the Agent equal to one hundred and five percent (105%) of the greatest amount for which all outstanding Letters of Credit and Credit Supports may be drawn plus any fees and expenses associated with such Letters of Credit and Credit Supports, to be held as cash collateral for such Obligations, less the aggregate amount of cash and Cash Equivalents held on such date in the Cash Collateralized Letter of Credit Account”

(h) Section 7.33(b) of the Credit Agreement is amended by inserting before the period at the end of the last sentence thereof the following:

“; provided, further, that LS&Co may once, in its sole discretion at any time prior to March 31, 2005, by notice to the Agent reduce the required amount of Availability referenced in the foregoing proviso to $100,000,000, and such required amount of Availability automatically shall be so reduced effective from and after the Notice Date, provided, however, that if following the Notice Date and before the date that is 90 days after the Notice Date LS&Co has not voluntarily reduced the Commitments in accordance with Section 3.2(b) by at least $200,000,000, then such required amount of Availability automatically shall increase to $150,000,000 effective as of the date that is 90 days after the Notice Date”

(i) Article 7 of the Credit Agreement is further amended by inserting the following as new Section 7.35:

“7.35 Borrowing Base Cash Collateral Account; Cash Collateralized Letter of Credit Account.

(a) On each Business Day that any cash or Cash Equivalents in the Borrowing Base Cash Collateral Account is included in the Borrowing Base, LS&Co shall

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deliver to the Agent, in such detail as the Agent shall request, information identifying the amounts of cash and Cash Equivalents held as of the end of the immediately preceding Business Day in each account included in the Borrowing Base Cash Collateral Account.

(b) No Borrower shall, nor shall any Borrower permit any of its Subsidiaries or the LS&Co Trust to, withdraw any cash or Cash Equivalents from the Borrowing Base Cash Collateral Account unless:

(i) Subject to Section 7.35(d), LS&Co has provided the Agent with at least one Business Day prior notice of such withdrawal; and

(ii) after giving effect to such withdrawal, the Aggregate Revolver Outstandings do not exceed Availability.

(c) No Borrower shall, nor shall any Borrower permit any of its Subsidiaries or the LS&Co Trust to, withdraw any cash or Cash Equivalents from the Cash Collateralized Letter of Credit Account unless:

(i) LS&Co has provided the Agent with at least one Business Day prior notice of such withdrawal;

(ii) after giving effect to such withdrawal (i) the sum of the aggregate undrawn amount of all outstanding Cash Collateralized Letters of Credit plus, without duplication, the aggregate unpaid reimbursement obligations with respect to all Cash Collateralized Letters of Credit, does not exceed (ii) the aggregate amount of cash and Cash Equivalents held in the Cash Collateralized Letter of Credit Account; and

(iii) after giving effect to such withdrawal, the Aggregate Revolver Outstandings do not exceed Availability.

(d) If on any date Availability is less than $100,000,000, then on such date the Borrowers shall deposit, or shall cause to be deposited, in the Cash Collateralized Letter of Credit Account all amounts of cash and Cash Equivalents in the Borrowing Base Cash Collateral Account that are included in the Borrowing Base, and for the period beginning on such date and ending on the next Business Day that Availability is greater than $100,000,000 the Borrowers shall maintain all such amounts (but only to the extent such amounts are included in the Borrowing Base) in the Cash Collateralized Letter of Credit Account.”

(j) Section 9.1(c) of the Credit Agreement is amended by amending clause (i) thereof to read in full as follows:

“(i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(h), 5.3, 7.2, 7.5, 7.12 through 7.33, or 7.35 or Section 11 of the Pledge and Security Agreement,”

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(k) Section 9.2(a) of the Credit Agreement is amended by amending clause (C) thereof to read in full as follows:

“(C) require the Borrowers to cash collateralize all obligations under all outstanding Letters of Credit and Credit Supports by paying an amount to the Agent equal to one hundred and five percent (105%) of the greatest amount for which such Letters of Credit and Credit Supports may be drawn plus any fees and expenses associated with such Letters of Credit and Credit Supports, less the aggregate amount of cash and Cash Equivalents held on such date in the Cash Collateralized Letter of Credit Account”

(l) Annex A to the Credit Agreement is amended:

    (i) by amending the definitions of “Borrowing Base” and “Default Rate” to read in full as follows, respectively:

“‘Borrowing Base’ means, at any time, an amount equal to (a) the sum of (i) eighty five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) fifty percent (50%) of the value of Eligible Inventory that is in the form of raw materials; plus (iii) the lesser of (A) (1) ninety percent (90%) of the lower of cost or current market value of Eligible Inventory that is in the form of finished goods (excluding Genco Goods) plus (2) fifty percent (50%) of the lower of cost or current market value of Eligible Inventory that is in the form of Genco Goods and (B) eighty percent (80%) of the appraised net liquidation value of Eligible Inventory that is in the form of finished goods (including Genco Goods); plus (iv) one hundred percent (100%) of the value of cash and Cash Equivalents collectively held in the Borrowing Base Cash Collateral Account and the Cash Collateralized Letter of Credit Account; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment; provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.”

“‘Default Rate’ means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in each of the Letter of Credit Fee and the Cash Collateralized Letter of Credit Fee by two percentage points per annum.”

    (ii) by amending clause (c)(ii) of the definition of “Minimum Condition” by inserting at the end thereof the following:

“ provided, further, that LS&Co may once, in its sole discretion at any time prior to March 31, 2005, by notice to the Agent reduce the required amounts of average daily Availability and current Availability referenced in this clause (ii) to $100,000,000, and upon the Agent’s receipt of such notice such required amounts of average daily Availability and current Availability automatically shall be deemed so reduced through and including the Stated Termination Date, provided, however, that if following the Notice Date and before the date 90 days after the Notice Date LS&Co has not voluntarily reduced the Commitments in accordance

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with Section 3.2(b) by at least $200,000,000, then such required amounts of average daily Availability and current Availability automatically shall increase to $150,000,000 with effect as of the date 90 days after the Notice Date;”, and

    (iii) by adding the following definitions, which shall be inserted in the correct alphabetical order:

“‘Borrowing Base Cash Collateral Account’ means, collectively, one or more accounts of LS&Co, as designated from time to time by written notice from LS&Co to the Agent, held with financial institutions and subject to control agreements that (a) grant the Agent the right to assert control over such account or accounts at any time during which Availability is less than $100,000,000 and (b) are otherwise satisfactory in form and substance to the Agent.”

“‘Cash Collateralized Letter of Credit’ means a Letter of Credit requested to be issued as a Cash Collateralized Letter of Credit in accordance with Section 1.3(c)(1) and otherwise issued in accordance with the conditions hereunder applicable to a Cash Collateralized Letter of Credit.”

“‘Cash Collateralized Letter of Credit Account’ means, collectively, one or more accounts of LS&Co held with the Bank and subject to blocked account agreements satisfactory in form and substance to the Agent.”

“‘Cash Collateralized Letter of Credit Fee’ has the meaning specified in Section 2.6.”

“‘Notice Date’ means the date of receipt by the Agent of the notice from LS&Co contemplated pursuant to Section 7.33(b) and clause (c)(ii) of the definition of ‘Minimum Condition’.”

1.2 The Credit Agreement is, effective as of the date of satisfaction of the conditions precedent set forth in Section 3.2 of this Amendment, hereby amended as follows:

(a) Section 7.17 of the Credit Agreement is amended by (i) deleting the word “and” at the end of Section 7.17(o) and (ii) adding the following as new Sections 7.17(q) and (r):

“(q) extensions of credit to the purchaser or purchasers of the Dockers® and Slates® business in connection with the Dockers® Transaction (i) that remain outstanding for a period not to exceed 60 days from the closing date of the Dockers® Transaction or (ii) relating to the performance of any transition services agreement or similar agreement entered into with such purchaser or purchasers; and

(r) Investments by LS&Co in any of its Subsidiaries and Investments by any of its Subsidiaries in LS&Co or any of its other Subsidiaries resulting from a Disposition permitted under Section 7.20(r);”

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(b) Section 7.18(c) of the Credit Agreement is amended by (i) deleting the word “and” at the end of Section 7.18(c)(xvii), (ii) adding the word “and” at the end of Section 7.18(c)(xviii) and (iii) adding the following as new Section 7.18(c)(xix):

“(xix) Debt of LS&Co to any of its Subsidiaries or Debt of any of its Subsidiaries to LS&Co or any of its other Subsidiaries resulting from a Disposition permitted under Section 7.20(r);”

(c) Section 7.19(f) of the Credit Agreement is amended by deleting the words “or 7.20(m)” at the end thereof and replacing those words with the following:

“, 7.20(m) or 7.20(r).”

(d) Section 7.20 of the Credit Agreement is amended by (i) deleting the word “and” at the end of Section 7.20(o), (ii) adding the word “and” at the end of Section 7.20(q) and (iii) adding the following as new Section 7.20(r):

“(r) the Dockers® Transaction; provided that (i) at the time of any such Disposition, no Default or Event of Default shall exist or shall result from such Disposition; (ii) the consideration received for such Disposition shall be in an amount at least equal to the fair market value of the assets sold, transferred, licensed or otherwise disposed of; (iii) at least seventy five percent (75%) of the consideration received for such Disposition shall be cash; and (iv) the fair market value of the Collateral (excluding pledged equity of Subsidiaries of LS&Co) immediately after giving pro forma effect to the Dockers® Transaction and any intercompany Investments and intercompany Debt resulting from the Dockers® Transaction shall be no less than the fair market value of the Collateral (excluding pledged equity of Subsidiaries of LS&Co) immediately before giving effect to the Dockers® Transaction and any intercompany Investments and intercompany Debt resulting from the Dockers® Transaction;”

(e) Section 7.27 of the Credit Agreement is amended by (i) deleting the word “and” immediately after Section 7.27(h), (ii) deleting the period at the end of Section 7.27(i) and substituting “; and” therefor, and adding the following as new Section 7.27(j):

“(j) the prepayment or other satisfaction of Debt prior to the scheduled maturity thereof with all or any part of the Dockers® Proceeds.”

(f) Section 7.27 of the Credit Agreement is further amended by adding the following sentence at the end thereof:

“Notwithstanding and in addition to the foregoing provisions of this Section 7.27 (but subject to Section 3.3), LS&Co and any of its Subsidiaries may apply the Net Proceeds of Dispositions permitted pursuant to Section 7.20 to prepay, redeem, purchase, repurchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Debt, provided that the aggregate amount of such Net Proceeds so applied shall not exceed $50,000,000 in any Fiscal Year.”

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(g) Annex A to the Credit Agreement is amended by adding the following definitions, which shall be inserted in the correct alphabetical order:

“‘Dockers® Proceeds’ means cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by LS&Co or any of its Subsidiaries from the Dockers® Transaction, less (a) transaction costs, fees and expenses payable in connection with the Dockers® Transaction (including any fees paid in connection with any amendments to financing arrangements to give effect thereto) and (b) income taxes reasonably estimated to be paid in cash as a result of any gain recognized in connection with the Dockers® Transaction.”

“‘Dockers® Transaction’ means the Disposition by LS&Co or any of its Subsidiaries in one or more transactions of all or any part of the Dockers® and Slates® business worldwide (including, without limitation, the Disposition of all Dockers® and Slates® receivables, inventory and intangible assets (including Dockers® IP Rights and Slates® IP Rights) and the entry into and performance of related transition services agreements or similar agreements).”

(h) Exhibit A (Borrowing Base Certificate) is amended in full to read as set forth on Exhibit A to this Amendment.

Section 2. LIMITED WAIVER

At the request of the Borrowers the undersigned Lenders, constituting Majority Lenders under the Credit Agreement, hereby waive compliance with the provisions of Section 7.30 of the Credit Agreement to the extent, and only to the extent, necessary to permit LS&Co to amend Section 2.06 of the Term Loan Facility to read in full as set forth on Annex A hereto.

Without limiting the generality of the provisions of Section 11.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by LS&Co with the provisions of Section 7.30 of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by any Borrower with respect to (i) Section 7.30 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Section 3. CONDITIONS OF EFFECTIVENESS

3.1 Section 1.1 of this Amendment shall be effective as of the date hereof upon (a) receipt by the Agent of counterparts of this Amendment executed by the Borrowers and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and (b) receipt by the Agent of a fee of $975,000, to be distributed by

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the Agent ratably to each Lender that executes and delivers this Amendment no later than 5:00 p.m. New York time on August 13, 2004.

3.2 Section 1.2 of this Amendment shall be effective as of the date of satisfaction of the conditions set forth under Section 3.1 hereof in addition to the following conditions:

(a) receipt by the Agent of a certificate from LS&Co that all material conditions to the consummation of the Dockers® Transaction (other than this Amendment and an amendment to the Term Loan Facility to, among other things, consent to the Dockers® Transaction (the “Term Loan Facility Amendment”)) have been satisfied or waived and that the Dockers® Transaction will be consummated promptly after the effectiveness of this Amendment; and

(b) receipt by the Agent of a fully executed copy of the Term Loan Facility Amendment.

Section 4. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A. Due Incorporation, Valid Existence and Good Standing; Corporate Power and Authority. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

C. No Conflict. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Borrower, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower, or (c) the certificate or articles of incorporation or by-laws of such Borrower.

D. Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by, or enforcement against, any Borrower of this Amendment, or the performance by, or enforcement against, any Borrower of the Amended Agreement.

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E. Binding Obligation. This Amendment has been duly executed and delivered by each Borrower and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

Section 5. ACKNOWLEDGEMENT AND CONSENT

Each Subsidiary Party hereby acknowledges and agrees that the Subsidiary Guaranty and each of the Collateral Documents (collectively, the “Credit Support Documents”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Subsidiary Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Subsidiary Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Party to any future amendments to the Credit Agreement.

Section 6. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

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    (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

    (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Each Borrower acknowledges that all costs, fees and expenses as described in Section 13.7 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

E. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be transmitted and/or signed by telefacsimile. The effectiveness of any such signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrowers, the Agent and all Lenders. The Agent may also require that any such signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:

LEVI STRAUSS & CO.

By:	/s/ Joseph M.Maurer
Name:	Joseph M. Maurer
Title:	Vice President and Treasurer

LEVI STRAUSS FINANCIAL CENTER CORPORATION

By:	/s/ Joseph M.Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

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SUBSIDIARY PARTIES:

BATTERY STREET ENTERPRISES, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS GLOBAL FULFILLMENT
SERVICES, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS GLOBAL
OPERATIONS, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS INTERNATIONAL

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS INTERNATIONAL, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

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LEVI’S ONLY STORES, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

NF INDUSTRIES, INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

HARTWELL COMMODITIES GROUP

By:	/s/ Eileen VanEss
Name:	Eileen VanEss
Title:	Treasurer

LEVI STRAUSS-ARGENTINA, LLC

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS RECEIVABLES FUNDING, LLC

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS SECURITIZATION CORP.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

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LEVI STRAUSS SERVICES INC.

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

LEVI STRAUSS, U.S.A., LLC

By:	/s/ Joseph M. Maurer
Name:	Joseph M. Maurer
Title:	Treasurer

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LENDERS:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Michael R. Williamson
Name:	Michael R. Williamson
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender and as Letter of Credit Issuer

By:	/s/ Michael R. Williamson
Name:	Michael R. Williamson
Title:	Senior Vice President

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[Other Lender Signature Pages to Be Provided Separately]

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EXHIBIT A

BORROWING BASE CERTIFICATE

Exhibit A-1	(Fourth Amendment to Credit Agreement)

ANNEX A

SECTION 2.06 OF THE TERM LOAN FACILITY

Annex A-1	(Fourth Amendment to Credit Agreement)